FIRST AMENDMENT
TO
PLACEMENT AGENT AGREEMENT

FIRST AMENDMENT TO PLACEMENT AGENT AGREEMENT dated as of August 1, 2006 ("**First Amendment**"), by and among WATER BANK OF AMERICA INC., a Canadian corporation (the "**Company**"), and KINGSDALE CAPITAL MARKETS (USA) INC., a Delaware corporation ("**Placement Agent**").

WHEREAS, the Company and the Placement Agent entered into that certain Placement Agent Agreement effective June 14, 2006 (the "**Original Agreement**"); and

WHEREAS, the parties now desire to amend the Original Agreement to extend the Termination Date as described in the Original Agreement to coincide with the extension of the Offering period as set forth in the Company's Private Placement Memorandum, as amended by that Supplement No. 1 dated June 22, 2006, as amended by that Supplement No. 2 dated July 12, 2206, and as amended by that Supplement No. 3 dated August 1, 2006 (collectively, the "Private Placement Memorandum").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree and certify as follows:

I. AMENDMENT TO TERMINATION DATE

Each of the parties hereby agrees that Section 11(c) of the Original Agreement shall be deleted in its entirety, and the following language shall be inserted therein:

"(c) Unless extended in writing at the option of the Placement Agent and the Company for a period not to exceed August 20, 2006, subject to extension without any further act by any party to, but in no event later than September 30, 2006, this Agreement (except Sections 4, 7, and 12, which shall at all times remain effective) shall terminate at September 30, 2006, or at such earlier date as the sale of all of the Units has been achieved (the "Termination Date")."

II. GENERAL PROVISIONS

SECTION 2.01. Construction. This First Amendment shall be construed in accordance with the laws of the State of New York. In all matters of interpretation, whenever necessary to give effect to any provision of this First Amendment, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this First Amendment are for convenience only and shall not in any way affect the interpretation of any provision of this First Amendment.

SECTION 2.02. Counterparts. This First Amendment may be executed in two or more counterparts, which, taken together, shall constitute the whole of the First Amendment as between the parties. Each party hereto shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this First Amendment with original ink signatures of each person and entity.

SECTION 2.03. Continued Effectiveness of Original Agreement. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Original Agreement, the term "Agreement" shall, unless the context otherwise specifically requires, mean the Original Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this First Amendment effective as of the date first written above.

WATER BANK OF AMERICA INC.,	**KINGSDALE CAPITAL MARKETS (USA) INC.,**
By: ______________________	By: ______________________
Jean-Jean Pelletier, Senior Vice President	Robert Carbonaro, President